Exhibit 99.1

KULR and Cirba Solutions Announce National Groundbreaking Recycling Program for Lithium-Ion Battery and Battery Materials Packaging

SAN DIEGO / GLOBENEWSWIRE / July 18, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the “Company” or “KULR”), a global leader in sustainable energy management, today announced a joint collaboration with Cirba Solutions, the largest and most comprehensive battery materials and management processor for end-of-life EV batteries and gigafactory manufacturing scrap. This collaboration focuses on developing a safe transportation platform for original equipment manufacturers (“OEM’s”) to store and transport prototype, end of life, damaged, defective, and recalled lithium-ion batteries up to 2.5 kWh (kilowatt-hours) by utilizing KULR’s SafeCASE™ and Cirba Solutions’ nationwide logistics and recycling services.

The collaboration between KULR and Cirba Solutions is an exclusive nationwide program for consumer lithium-ion batteries focused on sustainability, for responsible and compliant recycling in the United States. The large-scale deployment of KULR’s SafeCASE™ product is set for immediate delivery while the ongoing partnership is expected to yield additional products and solutions developed together over time to meet the requirements of Cirba Solutions customers.

KULR's fire resistant SafeCASE™, along with the Company’s SafeSLEEVE™, are part of its patented SafeX product line, that will serve Cirba Solutions’ customers with a comprehensive solution available in customized form factors and configurations for the safe storage and transportation of lithium-ion batteries depending on the customer’s requirements.

For over 30 years, Cirba Solutions has demonstrated its industry-leading capabilities in collection, logistics and processing for all batteries. Cirba Solutions now provides the only vertically integrated solution for customers: a true traceable option enabling the circular battery supply chain.

Jay Wago, Chief Commercial Officer of Cirba Solutions, emphasized “The need to safely transport lithium-ion batteries is critical to increasing recycling rates and building a circular battery framework in the U.S. The SafeCASE™ design provides safe transportation and storage for lithium-ion batteries up to 2.5 kWh in a form that is easy to use for customers. The focus on a reusability feature makes the solution both cost effective and sustainable.”

"As we continue to collaborate, we are eager to provide our proven thermal protections to Cirba Solutions and its customers with the common goal of helping provide a safer and cleaner environment for everyone," said KULR CEO, Michael Mo. "Given current geo-political, environmental, and economic issues facing the world today, KULR is proud to help strengthen North America's lithium-ion battery supply chain by ensuring its safe transportation and storage."

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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